UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2013

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On June 28, 2013, The LGL Group, Inc. (the "Company") issued a press release (the "Press Release") announcing that its strategic review process is underway. Additionally, in the context of the ongoing strategic review, the Company also announced that it has postponed the record date of the warrant dividend which was announced on June 13, 2013, to allow time for additional analysis of the terms and conditions of the warrants with the goal of providing enhanced value to stockholders through the warrant dividend.  It is expected that a new record date and the details of the warrant dividend will be announced in the coming weeks.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
99.1	Press Release dated June 28, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2013	THE LGL GROUP, INC.

	By:	/s/ James L. Williams
		Name:	James L. Williams
		Title:	Corporate Controller

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated June 28, 2013.